Exhibit 99.1
Sun Country Airlines Reports Fourth Quarter and Full Year 2025 Results
Fourteenth consecutive quarter and fifth consecutive year of profitability
Q4 2025 total revenue of $281.0 million, highest fourth quarter on record(1)
Q4 2025 GAAP diluted EPS of $0.15 and adjusted diluted EPS of $0.17(2)
FY 2025 total revenue of $1.13 billion, highest full year on record(1)
FY 2025 GAAP diluted EPS of $0.96 and adjusted diluted EPS of $1.10(2)

MINNEAPOLIS. February 5, 2026. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines,” “Sun Country,” the “Company”) (NASDAQ: SNCY) today reported financial results for its fourth quarter and full year ended December 31, 2025.

"I'm proud to report our 14th consecutive profitable quarter and fifth consecutive year of profitability," said Jude Bricker, President and Chief Executive Officer of Sun Country. "2025 was a transformative and successful year for Sun Country. We expanded our cargo fleet by eight aircraft to strengthen our cargo business. This strategic growth required deliberate capacity adjustments in our scheduled service network, and despite this complexity, we delivered margins that are among the highest in the industry. This achievement reflects the exceptional dedication and effort of our team. Recently, we announced our transformative merger with Allegiant, and we are looking forward to capitalizing on our promise of our combined airline for our customers, employees, and shareholders alike. We continue to focus on executing a safe, reliable profitable airline."
Overview of Fourth Quarter and Full Year

	Three Months Ended December 31,
(unaudited) (in millions, except per share amounts)	2025	2024	% Change
Total Operating Revenue	$281.0	$260.4	7.9
Operating Income	18.2	26.1	(30.3)
Income Before Income Tax	11.4	16.9	(32.9)
Net Income	8.1	13.4	(39.4)
Diluted earnings per share	$0.15	$0.24	(37.5)

	Three Months Ended December 31,
(unaudited) (in millions, except per share amounts)	2025	2024	% Change
Adjusted Operating Income (2)	$19.5	$27.5	(29.0)
Adjusted Income Before Income Tax (2)	12.7	18.9	(32.8)
Adjusted Net Income (2)	9.2	15.0	(38.6)
Adjusted diluted earnings per share (2)	$0.17	$0.27	(37.0)

	Year Ended December 31,
(unaudited) (in millions, except per share amounts)	2025	2024	% Change
Total Operating Revenue	$1,126.8	$1,075.7	4.7
Operating Income	100.6	106.0	(5.1)
Income Before Income Tax	70.2	69.6	0.9
Net Income	52.8	52.9	(0.2)
Diluted earnings per share	$0.96	$0.96	—

	Year Ended December 31,
(unaudited) (in millions, except per share amounts)	2025	2024	% Change
Adjusted Operating Income (2)	$109.5	$112.0	(2.2)
Adjusted Income Before Income Tax (2)	80.2	76.1	5.3
Adjusted Net Income (2)	60.5	58.0	4.4
Adjusted diluted earnings per share (2)	$1.10	$1.05	4.8
Amounts presented in the tables above may not recalculate due to rounding

For the quarter ended December 31, 2025, Sun Country reported Income Before Income Tax of $11.4 million and Net Income of $8.1 million, on $281.0 million of revenue. Adjusted Income Before Income Tax for the quarter was $12.7 million(2). GAAP Operating Income during the quarter was $18.2 million, producing an Operating Income Margin of 6.5%, while Adjusted Operating Income was $19.5 million(2), resulting in an Adjusted Operating Income Margin of 7.0%(2).

"Our diversified business model delivered exceptional results in the fourth quarter, with record cargo revenue(1) and the highest fourth quarter charter revenue in company history(1)," said Torque Zubeck, Chief Financial Officer. "Our strong charter performance demonstrates the flexibility of our business model and our ability to quickly respond to opportunities in the market. In scheduled service, capacity decreased 9.8% as resources were redeployed to accommodate our cargo fleet expansion. The reduction in scheduled service capacity combined with a strong demand environment drove scheduled service TRASM(3) growth of 8.9%. We are well positioned for continued growth in 2026 as first quarter demand trends remain strong and we will be growing back our scheduled service business later in the year."
Notable Operational Highlights

•Announced plans to open a new operational base at Cincinnati/Northern Kentucky International Airport (CVG) in early 2026 which we believe will bolster operational efficiencies in our cargo business
•Plans to add two new cargo aircraft to the fleet, with both aircraft expected to be operational in early third quarter 2026. One of these aircraft will be utilized as a spare to support the cargo operation.
•Received one 737-900ER and one 737-800 during the quarter. Both of these aircraft were previously on lease with other operators and are being transitioned into Sun Country configurations and are expected to enter into service by the end of first quarter 2026.
•Currently has three aircraft on lease that are expected to be returned to the Company through 2026

Capacity

System block hours flown during the fourth quarter of 2025 grew by 9.2% year-over-year, driven by the segments under contract. Cargo block hours increased in the fourth quarter by 50.6% year-over-year while charter block hours increased 12.4%. Scheduled service block hours declined 8.5% in the quarter as pilot resources were shifted to support cargo growth.
Revenue

The Company experienced strong scheduled service demand during the fourth quarter. Scheduled service TRASM(3) increased 8.9% year-over-year on a 9.8% decrease in scheduled service ASMs. Average base fare, ancillary revenue per passenger, and scheduled service load factor all increased versus the fourth quarter of 2024.

Charter revenue increased 18.0% on a 12.4% increase in charter block hours. Charter flying under long-term contracts accounted for 64% of charter block hours versus 61% in the fourth quarter of 2024.

Fourth quarter cargo revenue increased 67.9% on block hour growth of 50.6%, primarily driven by the eight additional cargo aircraft deployed earlier in the year.
Cost

Fourth quarter GAAP operating expense increased 12.1%, compared to total block hour growth of 9.2%. Fuel cost per gallon increased 3.6%.

CASM increased 19.1% on a 5.8% decrease in system ASMs. Adjusted CASM(4) increased 12.1%, primarily driven by headcount growth of 4.5% to support the expanded aircraft fleet and a significant increase in scheduled heavy maintenance versus the fourth quarter of 2024 as the Company was able to pull forward some events from 2026.
Balance Sheet and Liquidity
Total liquidity(5) was $302.8 million on December 31, 2025, while the Company’s net debt(6) was $364.0 million.

(in millions - amounts may not recalculate due to rounding)	December 31, 2025	December 31, 2024
	(Unaudited)
Cash and Cash Equivalents	$144.7	$83.2
Available-for-Sale Securities	83.1	97.6
Amount Available Under Revolving Credit Facility	75.0	24.7
Total Liquidity	$302.8	$205.6

(in millions - amounts may not recalculate due to rounding)	December 31, 2025	December 31, 2024
	(Unaudited)
Total Debt, net	$323.3	$327.1
Finance Lease Obligations	251.1	271.3
Operating Lease Obligations	17.4	20.7
Total Debt and Lease Obligations	591.8	619.0
Cash and Cash Equivalents	144.7	83.2
Available-for-Sale Securities	83.1	97.6
Net Debt	$364.0	$438.2
Fleet
As of December 31, 2025, the Company had 47 aircraft in its passenger service fleet, operated 20 freighter aircraft in its cargo operation and had three aircraft that are currently on lease to unaffiliated airlines.
Pending Transaction with Allegiant

On January 11, 2026, Sun Country and Allegiant entered into a definitive agreement under which Allegiant will acquire all of the outstanding shares of Sun Country in a cash and stock transaction (the “Merger”).

In light of the pending transaction, Sun Country will not host a live conference call to discuss its financial results, and Sun Country will no longer provide quarterly guidance.

The transaction is expected to close in the second half of 2026, subject to receipt of U.S. federal antitrust clearance and other required regulatory approvals, the approval of both companies' shareholders and other customary closing conditions.
About Sun Country Airlines
Sun Country Airlines is a new breed of hybrid low-cost air carrier, whose mission is to connect guests to their favorite people and places, to create lifelong memories and transformative experiences. Sun Country dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives (“VFR") passengers and charter customers and providing cargo CMI services, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean. For photos, b-roll and additional company information, visit https://www.stories.suncountry.com/multimedia

End Notes

1 -	Records began in January 2017
2 -	See additional details, including reconciliations to the most comparable GAAP measures, in the section titled “Non-GAAP financial measures”
3 -
Scheduled Service TRASM includes Schedule Service revenue, Ancillary revenue, and ASM generating revenue classified within Other Revenue on the Consolidated Statement of Operations / Scheduled Service ASMs. Other Revenue includes rental revenue of approximately $8.4 million and $13.1 million associated with certain assets that generate lease income in the three months ended December 31, 2025 and 2024, respectively and $35.2 million and $42.3 million associated with certain assets that generate lease income in the year ended December 31, 2025 and 2024, respectively, which is not included.

4 -
Adjusted CASM is a metric that uses a non-GAAP measure derived from CASM by excluding fuel costs, non-cash management stock compensation expense, costs arising from its cargo operations, depreciation and amortization recognized on certain assets that generate lease income, certain unplanned engine events, certain commissions, and other costs of selling its vacations product from this measure. See table titled “Reconciliation of CASM to Adjusted CASM”

5 -	Total liquidity = cash and cash equivalents + available-for-sale securities + amount available under revolver
6 -	Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents - available-for-sale securities
Contacts

Investor Relations
Chris Allen
651-681-4810
IR@suncountry.com
Media
Wendy Burt
651-900-8400
mediarelations@suncountry.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:
• our strategy, outlook and growth prospects;
• our operational and financial targets and dividend policy;
• general economic trends and trends in the industry and markets;
• potential repurchases of our common stock;

• the competitive environment in which we operate.

• our ability to complete Merger;

• the parties’ ability to satisfy the conditions to the consummation of the Merger;

• risks associated with substantial costs and management resources required to consummate the Merger;

• the impact of certain interim covenants that we are subject to under the merger agreement; and

• other risks associated with failure to consummate the cash tender offer and merger;
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Non-GAAP Financial Measures
We sometimes use information that is derived from the Consolidated Financial Statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except shares and per share amounts) (Unaudited)

	Three Months Ended December 31,
	2025	2024	% Change
Operating Revenues:
Scheduled Service	$95,592	$96,077	(0.5)
Charter	56,591	47,955	18.0
Ancillary	69,292	71,232	(2.7)
Passenger	221,475	215,264	2.9
Cargo	48,045	28,615	67.9
Other	11,441	16,527	(30.8)
Total Operating Revenue	280,961	260,406	7.9

Operating Expenses:
Aircraft Fuel	49,742	49,931	(0.4)
Salaries, Wages, and Benefits	97,101	84,259	15.2
Maintenance	25,114	18,641	34.7
Sales and Marketing	7,923	8,116	(2.4)
Depreciation and Amortization	24,419	23,795	2.6
Ground Handling	10,474	10,027	4.5
Landing Fees and Airport Rent	16,146	15,119	6.8
Special Items, net (1)	12	—	NM
Other Operating, net	31,867	24,456	30.3
Total Operating Expenses	262,798	234,344	12.1
Operating Income	18,163	26,062	(30.3)

Non-operating Income (Expense), net:
Interest Income	2,013	1,927	4.5
Interest Expense	(8,838)	(11,063)	(20.1)
Other, net	15	—	NM
Total Non-operating Expense, net	(6,810)	(9,136)	(25.5)

Income before Income Tax	11,353	16,926	(32.9)
Income Tax Expense	3,207	3,490	(8.1)
Net Income	$8,146	$13,436	(39.4)

Net Income per share to common stockholders:
Basic	$0.15	$0.25	(40.0)
Diluted	$0.15	$0.24	(37.5)
Shares used for computation:
Basic	52,872,877	53,031,997	(0.3)
Diluted	54,478,675	55,251,373	(1.4)
NM - not meaningful
1 – In March 2025, the Company's flight attendants, represented by the International Brotherhood of Teamsters, ratified a new five-year collective bargaining agreement. Upon ratification of the new agreement, eligible flights attendants became entitled to a one-time ratification bonus. Eligibility requirements stipulate that flight attendants must be on the seniority list as of the ratification date, have completed probation, and hold an active status in order to receive the bonus payment. Ratification bonuses were paid to all eligible flight attendants during the three months and year ended December 31, 2025, per the collective bargaining agreement. Certain portions of the ratification bonus are paid in future periods as flight attendants on the seniority list as of the ratification date complete their probationary period or change their status from inactive to active. The ratification bonus and payroll related tax expense were included within Special Items, net.

CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Year Ended December 31,
	2025	2024	% Change
Operating Revenues:
Scheduled Service	$403,998	$409,133	(1.3)
Charter	224,227	197,045	13.8
Ancillary	294,904	307,909	(4.2)
Passenger	923,129	914,087	1.0
Cargo	155,027	107,174	44.6
Other	48,613	54,478	(10.8)
Total Operating Revenue	1,126,769	1,075,739	4.7

Operating Expenses:
Aircraft Fuel	213,480	237,160	(10.0)
Salaries, Wages, and Benefits	372,597	326,775	14.0
Maintenance	80,349	68,770	16.8
Sales and Marketing	33,300	34,935	(4.7)
Depreciation and Amortization	98,878	94,989	4.1
Ground Handling	44,701	42,118	6.1
Landing Fees and Airport Rent	64,761	59,549	8.8
Special Items, net (1)	1,886	—	NM
Other Operating, net	116,244	105,457	10.2
Total Operating Expenses	1,026,196	969,753	5.8
Operating Income	100,573	105,986	(5.1)

Non-operating Income (Expense), net:
Interest Income	6,973	7,833	(11.0)
Interest Expense	(36,861)	(44,300)	(16.8)
Other, net	(474)	55	961.8
Total Non-operating Expense, net	(30,362)	(36,412)	(16.6)

Income before Income Tax	70,211	69,574	0.9
Income Tax Expense	17,402	16,671	4.4
Net Income	$52,809	$52,903	(0.2)

Net Income per share to common stockholders:
Basic	$0.99	$1.00	(1.0)
Diluted	$0.96	$0.96	—
Shares used for computation:
Basic	53,116,591	52,908,322	0.4
Diluted	54,860,147	55,055,897	(0.4)
NM - not meaningful
1 – See Note 1 on the previous page of this release

KEY OPERATING STATISTICS
The following table presents key operating statistics and metrics for the three months and year ended December 31, 2025 and 2024.

	Three Months Ended December 31,
	2025	2024	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	1,224,939	1,312,728	(6.7)
Available seat miles (ASMs) – thousands	1,450,556	1,608,432	(9.8)
Load factor	84.4%	81.6%	2.8	(3)
Revenue passengers carried	980,532	1,046,510	(6.3)
Departures	6,232	6,930	(10.1)
Block hours	20,211	22,079	(8.5)
Scheduled service TRASM(1) - cents	11.57	10.62	8.9
Average base fare per passenger	$97.49	$91.81	6.2
Ancillary revenue per passenger	$70.67	$68.07	3.8
Total fare per passenger	$168.16	$159.88	5.2
Fuel gallons - thousands	15,569	16,996	(8.4)

Charter Statistics:
Departures	2,955	2,721	8.6
Block hours	6,093	5,420	12.4
Available seats miles (ASMs) - thousands	371,345	333,399	11.4
Fuel gallons - thousands	3,658	3,109	17.7

Cargo Statistics:
Departures	5,274	3,368	56.6
Block hours	13,156	8,736	50.6

Total System Statistics:
Average passenger aircraft	44.7	44.0	1.6
Passenger aircraft – end of period	47	45	4.4
Leased Aircraft - end of period	3	6	(50.0)
Cargo aircraft – end of period	20	12	66.7
Available seat miles (ASMs) – thousands	1,848,662	1,963,254	(5.8)
Departures	14,604	13,130	11.2
Block hours	39,992	36,610	9.2
Daily utilization – hours	6.5	6.9	(5.8)
Average stage length – miles	1,076	1,092	(1.5)
Total revenue per ASM (TRASM) - cents	12.15	11.14	9.1
Cost per ASM (CASM) - cents	14.22	11.94	19.1
Adjusted CASM(2) - cents	8.78	7.83	12.1
Fuel gallons - thousands	19,478	20,301	(4.1)
Fuel cost per gallon	$2.56	$2.47	3.6
Employees at end of period	3,281	3,141	4.5
1 – See note 3 in End Notes
2 – See note 4 in End Notes
3 – Percentage point difference

KEY OPERATING STATISTICS

	Year Ended December 31,
	2025	2024	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	5,362,531	5,648,351	(5.1)
Available seat miles (ASMs) – thousands	6,416,830	6,707,308	(4.3)
Load factor	83.6%	84.2%	(0.6)	(3)
Revenue passengers carried	4,205,847	4,483,515	(6.2)
Departures	27,037	29,039	(6.9)
Block hours	88,417	92,391	(4.3)
Scheduled service TRASM(1) - cents	11.09	10.87	2.0
Average base fare per passenger	$96.06	$91.25	5.3
Ancillary revenue per passenger	$70.12	$68.68	2.1
Total fare per passenger	$166.17	$159.93	3.9
Fuel gallons - thousands	68,539	71,631	(4.3)

Charter Statistics:
Departures	11,069	10,359	6.9
Block hours	22,970	20,775	10.6
Available seats miles (ASMs) - thousands	1,408,600	1,270,455	10.9
Fuel gallons - thousands	15,173	13,666	11.0

Cargo Statistics:
Departures	16,709	13,094	27.6
Block hours	41,896	33,744	24.2

Total System Statistics:
Average passenger aircraft	43.9	43.0	2.1
Passenger aircraft – end of period	47	45	4.4
Leased Aircraft - end of period	3	6	(50.0)
Cargo aircraft – end of period	20	12	66.7
Available seat miles (ASMs) – thousands	7,923,857	8,071,949	(1.8)
Departures	55,357	53,009	4.4
Block hours	155,313	148,518	4.6
Daily utilization – hours	7.1	7.3	(2.7)
Average stage length – miles	1,113	1,098	1.4
Total revenue per ASM (TRASM) - cents	11.82	11.47	3.1
Cost per ASM (CASM) - cents	12.95	12.01	7.8
Adjusted CASM(2) - cents	8.17	7.59	7.6
Fuel gallons - thousands	84,647	86,185	(1.8)
Fuel cost per gallon, excluding derivatives	$2.56	$2.77	(7.6)
Employees at end of period	3,281	3,141	4.5
1 – See note 3 in End Notes
2 – See note 4 in End Notes
3 – Percentage point difference

SUMMARY BALANCE SHEET (Dollars in millions) (amounts may not recalculate due to rounding)

	December 31, 2025	December 31, 2024	% Change
	(Unaudited)
Cash & Cash Equivalents	$144.7	$83.2	73.9
Other Current Assets	223.5	183.4	21.9
Total Current Assets	368.2	266.6	38.1
Total Property & Equipment, net	927.0	970.1	(4.4)
Other Assets	385.2	393.5	(2.1)
Total Assets	1,680.5	1,630.2	3.1

Air Traffic Liabilities	167.0	160.7	3.9
Current Finance Lease Obligations	61.6	20.2	205.0
Current Operating Lease Obligations	3.6	3.3	9.1
Current Maturities of Long-Term Debt, net	68.0	87.6	(22.4)
Income Tax Receivable Agreement Liability	—	10.3	(100.0)
Other Current Liabilities	150.8	140.2	7.6
Total Current Liabilities	451.1	422.3	6.8
Finance Lease Obligations	189.5	251.1	(24.5)
Operating Lease Obligations	13.8	17.4	(20.7)
Long-Term Debt, net	255.3	239.5	6.6
Income Tax Receivable Agreement Liability	87.2	87.4	(0.2)
Other Liabilities	58.4	42.1	38.7
Total Liabilities	1,055.3	1,059.8	(0.4)

Total Stockholders’ Equity	$625.2	$570.4	9.6

SUMMARY CASH FLOW (Dollars in millions) (Unaudited - amounts may not recalculate due to rounding)

	Year Ended December 31,
	2025	2024	% Change
Net Cash Provided by Operating Activities	$157.1	$164.9	(4.7)

Purchases of Property & Equipment	(73.1)	(47.3)	54.5
Other Investing Activities, net	34.1	55.7	(38.8)
Net Cash (Used in) Provided by Investing Activities	(39.0)	8.4	564.5

Common Stock Repurchases	(20.0)	(12.1)	65.3
Proceeds from Borrowing	108.0	70.0	54.3
Repayment of Finance Lease Obligations	(20.2)	(45.9)	(56.0)
Repayment of Borrowings	(111.7)	(145.5)	(23.2)
Other Financing Activities, net	(8.6)	(2.9)	196.6
Net Cash Used in Financing Activities	(52.5)	(136.5)	(61.5)

Net Increase in Cash	65.6	36.8	(78.3)
Cash, Cash Equivalents and Restricted Cash – Beginning of the Period	100.5	63.7	57.8
Cash, Cash Equivalents and Restricted Cash – End of the Period	$166.0	$100.5	65.2
NON-GAAP FINANCIAL MEASURES
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of Operating Income and Net Income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
The measures described above have limitations as analytical tools. Some of the limitations applicable to these measures include: they do not reflect the impact of certain cash and non-cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate these non-GAAP measures differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, the following non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to the possible differences in the method of calculation and in the items being adjusted.
For the aforementioned reasons, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin have significant limitations which affect their use as indicators of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of GAAP Operating Income to Adjusted Operating Income Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP Operating Income to Adjusted Operating Income.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating Revenue	$281.0	$260.4	$1,126.8	$1,075.7
Operating Income	18.2	26.1	100.6	106.0
Special Items, net (1)	—	—	1.9	—
Stock Compensation Expense	1.4	1.4	6.3	6.0
Unplanned Engine Retirement (2)	—	—	0.7	—
Adjusted Operating Income	$19.5	$27.5	$109.5	$112.0

Operating Income Margin	6.5%	10.0%	8.9%	9.9%
Adjusted Operating Income Margin	7.0%	10.6%	9.7%	10.4%

(1)	See Note 1 on earlier page of this release
(2)
In July 2025, an engine experienced an in-flight shut down ("IFSD"). The engine was subsequently deemed beyond economic repair, which resulted in a non-cash expense due to an unplanned engine retirement. Management does not consider this activity in assessing its operational performance.

Reconciliation of GAAP Income Before Income Tax to Adjusted Income before Income Tax Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP Income before Income Tax to Adjusted Income before Income Tax.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Income	$8.1	$13.4	$52.8	$52.9
Add: Provision for Income Tax Expense	3.2	3.5	17.4	16.7
Income before Income Tax, as reported	11.4	16.9	70.2	69.6
Pre-tax margin	4.0%	6.5%	6.2%	6.5%

Special Items, net (1)	—	—	1.9	—
Stock Compensation Expense	1.4	1.4	6.3	6.0
Loss on Debt Extinguishment	—	—	0.4	—
Loss on Debt Refinancing	—	0.6	—	0.6
Unplanned Engine Retirement (2)	—	—	0.7	—
Loss on Credit Facility	—	—	0.2	—
Secondary Offering Costs	—	—	0.5	—
Adjusted Income before Income Tax	$12.7	$18.9	$80.2	$76.1

Adjusted Pre-tax margin	4.5%	7.3%	7.1%	7.1%

(1)	See Note 1 on earlier page of this release
(2)
In July 2025, an engine experienced an IFSD. The engine was subsequently deemed beyond economic repair, which resulted in a non-cash expense due to an unplanned engine retirement. Management does not consider this activity in assessing its operational performance.

Reconciliation of GAAP Net Income and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share
Dollars and shares in millions, except for per share - Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of GAAP Net Income and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share.

	Three Months Ended December 31,
	2025		2024
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$8.1	$0.15	$13.4	$0.24
Special Items, net (2)	—	—	—	—
Stock Compensation Expense	1.4	0.03	1.4	0.03
Loss on Debt Extinguishment	—	—	—	—
Loss on Debt Refinancing	—	—	0.6	0.01
Unplanned Engine Retirement (3)	—	—	—	—
Loss on Credit Facility	—	—	—	—
Secondary Offering Costs	—	—	—	—
Income Tax Effect of Adjusting Items, net (1)	(0.3)	(0.01)	(0.5)	(0.01)
Adjusted Net Income	$9.2	$0.17	$15.0	$0.27

Diluted share count	54.5		55.3

	Year Ended December 31,
	2025		2024
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$52.8	$0.96	$52.9	$0.96
Special Items, net (2)	1.9	0.03	—	—
Stock Compensation Expense	6.3	0.11	6.0	0.11
Loss on Debt Extinguishment	0.4	0.01	—	—
Loss on Debt Refinancing	—	—	0.6	0.01
Unplanned Engine Retirement (3)	0.7	0.01	—	—
Loss on Credit Facility	0.2	—	—	—
Secondary Offering Costs	0.5	0.01	—	—
Income Tax Effect of Adjusting Items, net (1)	(2.3)	(0.04)	(1.5)	(0.03)
Adjusted Net Income	$60.5	$1.10	$58.0	$1.05

Diluted share count	54.9		55.1

(1)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the application period
(2)	See Note 1 on earlier page of this release
(3)
In July 2025, an engine experienced an IFSD. The engine was subsequently deemed beyond economic repair, which resulted in a non-cash expense due to an unplanned engine retirement. Management does not consider this activity in assessing its operational performance.

Reconciliation of GAAP Net Income to Adjusted EBITDA Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following tables present the reconciliation of GAAP Net Income to Adjusted EBITDA for the periods presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Income	$8.1	$13.4	$52.8	$52.9
Interest Income	(2.0)	(1.9)	(7.0)	(7.8)
Interest Expense	8.8	11.1	36.9	44.3
Special Items, net (1)	—	—	1.9	—
Stock Compensation Expense	1.4	1.4	6.3	6.0
Secondary Offering Costs	—	—	0.5	—
Provision for Income Taxes	3.2	3.5	17.4	16.7
Depreciation and Amortization	24.4	23.8	98.9	95.0
Adjusted EBITDA	$44.0	$51.3	$207.6	$207.1

Net Income Margin	2.9%	5.2%	4.7%	4.9%
Adjusted EBITDA margin	15.6%	19.7%	18.4%	19.2%

(1)	See Note 1 on earlier page of this release

Adjusted CASM
Adjusted CASM is a metric that uses a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations, stock based compensation, certain unplanned engine events, depreciation and amortization recognized on certain assets that generate lease income, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors.

Adjusted CASM excludes fuel costs. By excluding volatile fuel costs that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft and maintenance costs, and productivity, which are more controllable by management.
We have excluded costs related to the cargo operations, as well as depreciation and amortization recognized on certain assets that generate lease income as these operations do not create ASMs. The Company has entered into certain transactions where we act as a lessor. As of December 31, 2025, we leased or subleased three aircraft. Depreciation and Amortization on these aircraft materially began during the three months ended June 30, 2023. Adjusted CASM further excludes special items and other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and long-term employee retention, rather than to motivate or reward operational performance for any period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any period.
As derivations of Adjusted CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of Adjusted CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the aforementioned reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of CASM to Adjusted CASM Amounts may not recalculate due to rounding, dollar amounts in millions unless otherwise noted
The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended December 31,
	2025		2024
	Operating Expenses	Per ASM (cents)	Operating Expenses	Per ASM (cents)
CASM	$262.8	14.22	$234.3	11.94
Less:
Special Items, net (1)	—	—	—	—
Aircraft Fuel	49.7	2.69	49.9	2.54
Stock Compensation Expense	1.4	0.08	1.4	0.08
Unplanned Engine Retirement (2)	—	—	—	—
Cargo Expenses, Not Already Adjusted Above	47.9	2.59	27.3	1.39
Sun Country Vacations	0.2	0.01	0.2	0.01
Leased Aircraft, Depreciation Expense	1.2	0.07	1.8	0.09
Adjusted CASM	$162.4	8.78	$153.7	7.83

Available seat miles (ASMs) - millions	1,848.7		1,963.3

	Year Ended December 31,
	2025		2024
	Operating Expenses	Per ASM (cents)	Operating Expenses	Per ASM (cents)
CASM	$1,026.2	12.95	$969.8	12.01
Less:
Special Items, net (1)	1.9	0.02	—	—
Aircraft Fuel	213.5	2.69	237.2	2.94
Stock Compensation Expense	6.3	0.08	6.0	0.07
Unplanned Engine Retirement (2)	0.7	0.01	—	—
Cargo Expenses, Not Already Adjusted Above	149.5	1.89	104.6	1.30
Sun Country Vacations	1.1	0.02	1.3	0.01
Leased Aircraft, Depreciation Expense	5.7	0.07	8.1	0.10
Adjusted CASM	$647.5	8.17	$612.6	7.59

Available seat miles (ASMs) - millions	7,923.9		8,071.9

(1)	See Note 1 on earlier page of this release
(2)
In July 2025, an engine experienced an IFSD. The engine was subsequently deemed beyond economic repair, which resulted in a non-cash expense due to an unplanned engine retirement. Management does not consider this activity in assessing its operational performance.